Filed Pursuant to Rule 424(b)(2)
Registration No. 333-255795

Prospectus Supplement

(to Prospectus dated May 5, 2021)

17,425,053 Shares

US FOODS HOLDING CORP.

Common Stock

The selling stockholder identified in this prospectus supplement is offering under this prospectus supplement 17,425,053 shares of our common stock, par value $0.01 per share (the “Common Stock”), consisting of (i) 17,425,016 shares out of 17,443,727 shares of our Common Stock issuable upon conversion of an aggregate of 371,044 shares of our Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), currently held by KKR Fresh Holdings L.P., a Delaware limited partnership (the “selling stockholder”) and (ii) 37 shares of our Common Stock currently held by the selling stockholder. We will not receive any proceeds from the sale of the shares of our Common Stock by the selling stockholder pursuant to this prospectus supplement.

Our Common Stock is listed on The New York Stock Exchange (“NYSE”) under the symbol “USFD.” On May 22, 2023, the last reported sale price of the shares of our Common Stock as reported on the NYSE was $41.42 per share.

Subject to the completion of this offering, we will purchase from the underwriter 3,797,468 shares of our Common Stock that are the subject of this offering at a price per share equal to the price at which the underwriter will purchase the shares from the selling stockholder in this offering (the “Concurrent Share Repurchase”). The underwriter will not receive any compensation for the shares of our Common Stock being purchased by us in this offering. This offering is not conditioned upon the completion of the Concurrent Share Repurchase.

Investing in our Common Stock involves risk. You should consider the risk factors described under the heading “Risk Factors” on page S-5 of this prospectus supplement and page 5 of the accompanying prospectus and set forth in the documents incorporated by reference herein before you invest in our Common Stock.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public (1)	Underwriting Discounts and Commissions (2)	Proceeds, before Expenses, to the Selling Stockholder (3)
Per share of Common Stock	$39.90	$0.40	$39.50
Total	$543,740,641.50	$5,451,034.00	$688,289,593.50

(1)

The public offering price for the 13,627,585 shares offered to the public was $39.90 per share. The price for the 3,797,468 shares we intend to purchase from the underwriter is $39.50 per share. Total price to the public does not include the 3,797,468 shares of our Common Stock sold by the selling stockholder and purchased by us from the underwriter.

(2)

The underwriting discount for the 13,627,585 shares offered to the public was $0.40 per share. No underwriting discount or commission will be paid to the underwriter with respect to the 3,797,468 shares of our Common Stock sold by the selling stockholder and purchased by us from the underwriter. See “Underwriting” beginning on page S-17 of this prospectus supplement for additional information regarding underwriter compensation.

(3)	Includes 3,797,468 shares of our Common Stock sold by the selling stockholder and purchased by us from the underwriter.

KKR Capital Markets LLC is acting as our financial advisor in connection with this offering.

The offering is expected to close on or about May 26, 2023, subject to customary closing conditions

Morgan Stanley

Prospectus Supplement dated May 23, 2023

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which contains specific information about the terms on which the selling stockholder is offering and selling our Common Stock, including the name of the selling stockholder. The second part is the accompanying prospectus dated May 5, 2021, which contains and incorporates by reference important business and financial information about us, our Common Stock, and other information about this offering. If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus or the information contained in any document incorporated by reference herein, the information contained in the most recently dated document shall control.

None of the Company, the selling stockholder, or the underwriter has authorized anyone to provide any information other than that contained in this prospectus supplement or the accompanying prospectus or incorporated by reference into this prospectus supplement or the accompanying prospectus or information to which we have referred you. We, the selling stockholder, and the underwriter takes no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. None of the Company, the selling stockholder, or the underwriter has made an offer to sell the shares of our Common Stock in any jurisdiction where the offer to sell is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference into either this prospectus supplement or the accompanying prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations, and prospects may have changed since those dates.

As used in this prospectus supplement, unless otherwise noted or the context otherwise requires, references to (i) the “Company,” “US Foods,” “we,” “our,” or “us” refer to US Foods Holding Corp. and its consolidated subsidiaries and (ii) the “selling stockholder” refers to KKR Fresh Holdings L.P., a Delaware limited partnership.

Before you invest in our Common Stock, you should carefully read the registration statement (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The incorporated documents are described under “Information Incorporated by Reference.”

S-i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the information incorporated or deemed to be incorporated by reference herein and therein contain forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Securities Act of 1933, as amended (the “Securities Act”), which are subject to risks, uncertainties and assumptions that are difficult to predict. These forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “outlook,” “estimate,” “target,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecast,” “mission,” “strive,” “more,” “goal,” or similar expressions (although not all forward-looking statements may contain such words) and are based upon various assumptions and our experience in the industry, as well as historical trends, current conditions, and expected future developments. However, you should understand that these statements are not guarantees of performance or results, and there are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from those expressed in the forward-looking statements, including, among others:

•	economic factors affecting consumer confidence and discretionary spending and reducing the consumption of food prepared away from home;

•	cost inflation/deflation, rising interest rates and volatile commodity costs;

•	competition;

•	reliance on third-party suppliers and interruption of product supply or increases in product costs;

•	changes in our relationships with customers and group purchasing organizations;

•	our ability to increase or maintain the highest margin portions of our business;

•	achievement of expected benefits from cost savings initiatives;

•	fluctuations in fuel costs;

•	changes in consumer eating habits;

•	cost and pricing structures;

•	the impact of climate change or measures implemented to address climate change;

•	impairment charges for goodwill, indefinite-lived intangible assets or other long-lived assets;

•	changes to or failure to comply with applicable governmental regulations;

•	product recalls and product liability claims;

•	our reputation in the industry;

•	labor relations and increased labor costs and continued access to qualified and diverse labor;

•	our level of indebtedness and restrictions under agreements governing our indebtedness;

•	interest rate increases;

•	the replacement of London Interbank Offered Rate (“LIBOR”) with an alternative reference rate and the relative immaturity of any such replacement standard;

•	disruption of existing technologies and implementation of new technologies;

•	cybersecurity incidents and other technology disruptions;

•	risks associated with intellectual property, including potential infringement;

•	effective integration of acquired businesses;

S-ii

•	KKR’s interests may not align with our other shareholders;

•	the impact of activist shareholders;

•	changes in tax laws and regulations and resolution of tax disputes;

•	limitations related to our governing documents;

•	risks to the health and safety of our associates and others;

•	adverse judgments or settlements resulting from litigation;

•	extreme weather conditions, natural disasters and other catastrophic events, including pandemics and the rapid spread of contagious illnesses;

•	management of retirement benefits and pension obligations;

•

other risks and factors included under “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, including in our Annual Report filed on Form 10-K for the fiscal year ended December 31, 2022, and in our Quarterly Report filed on Form 10-Q for the fiscal quarter ended April 1, 2023.

Forward-looking statements are only predictions based on our current expectations and our projections about future events. Forward-looking statements include information concerning our possible, assumed or expected future results of operations, business strategies, financing plans, financial performance, financial condition, competitive position, industry environment and potential growth opportunities, as well as the effects of future regulation and competition.

All forward-looking statements included in this prospectus supplement, the accompanying prospectus, and the information incorporated or deemed to be incorporated by reference herein and therein are based upon information available to us as of the applicable filing date of this prospectus supplement, the accompanying prospectus, and the information incorporated or deemed to be incorporated by reference herein and therein and therefore speak only as of such filing date. You should not place undue reliance on these forward-looking statements. Except as required by law, we undertake no obligation to update any of these forward-looking statements for any reason, whether as a result of new information, future developments, or otherwise.

S-iii

SUMMARY

This summary highlights the more detailed information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus. Because this is only a summary, it does not contain all of the information that you should consider before deciding whether to invest in our Common Stock. For a more complete understanding of this offering, you should read this entire prospectus supplement and accompanying prospectus carefully, including the documents incorporated by reference herein and therein, before making an investment decision. This prospectus supplement includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors,” and “Information Incorporated by Reference” in this prospectus supplement and the accompanying prospectus.

Our Company

We are among America’s great food companies and leading foodservice distributors. Built through organic growth and acquisitions, we trace our roots back over 150 years to a number of heritage companies with rich legacies in food innovation and customer service.

We strive to inspire and empower chefs and foodservice operators to bring great food experiences to consumers. This mission is supported by our strategy of GREAT FOOD. MADE EASY.™, which is centered on providing customers with the innovative products, business support and technology solutions they need to operate their businesses profitably. We operate as one business with standardized business processes, shared systems infrastructure, and an organizational model that optimizes national scale with local execution, allowing us to manage our business as a single operating segment. We have centralized activities where scale matters and our local field structure focuses on customer facing activities.

We supply approximately 250,000 customer locations nationwide. These customer locations include independent restaurants, chain restaurants, healthcare, hospitality, education and other customers. We provide more than 400,000 fresh, frozen, and dry food stock-keeping units, or SKUs, as well as non-food items, sourced from approximately 6,000 suppliers. Approximately 4,000 sales associates manage customer relationships at local, regional, and national levels. Our sales associates are supported by sophisticated marketing and category management capabilities, as well as a sales support team that includes world-class chefs and restaurant operations consultants, new business development managers and others that help us provide more comprehensive service to our customers. Our extensive network of 70 distribution facilities and fleet of approximately 6,500 trucks, along with more than 85 cash and carry locations, allow us to operate efficiently and provide high levels of customer service. This operating model allows us to leverage our nationwide scale and footprint while executing locally.

Concurrent Share Repurchase

Subject to the completion of this offering, we will purchase from the underwriter 3,797,468 shares of our Common Stock that are the subject of this offering at a price per share equal to the price at which the underwriter will purchase the shares from the selling stockholder in this offering. The underwriter will not receive any compensation for the shares of our Common Stock being purchased by us in this offering. This offering is not conditioned upon the completion of the Concurrent Share Repurchase.

The Concurrent Share Repurchase was approved and recommended by the Audit Committee of our Board of Directors. We intend to fund the Concurrent Share Repurchase with cash on hand.

Corporate Information

Our Common Stock is listed on the NYSE under the symbol “USFD.”

Our corporate headquarters is located at 9399 W. Higgins Road, Suite 100, Rosemont, Illinois 60018, and our telephone number is (847) 720-8000. We maintain a website at www.usfoods.com. Except for documents filed with the SEC and incorporated by reference into this prospectus supplement or the accompanying prospectus, no information contained in, or that can be accessed through, our website is to be considered part of this prospectus supplement or accompanying prospectus.

THE OFFERING

This summary below describes the principal terms of this offering. The “Description of Common Stock” section in the accompanying prospectus contains a more detailed description of our Common Stock.

Issuer	US Foods Holding Corp.

Common Stock offered by the selling stockholder	17,425,053 shares of Common Stock.

Concurrent Share Repurchase	Subject to the completion of this offering, we will purchase from the underwriter 3,797,468 shares of our Common Stock that are the subject of this offering at a price per share equal to the price at which the underwriter will purchase the shares from the selling stockholder in this offering. The underwriter will not receive any compensation for the shares of our Common Stock being purchased by us in this offering. This offering is not conditioned upon the completion of the Concurrent Share Repurchase.

Common Stock outstanding as of May 22, 2023	234,329,678 shares of Common Stock.

Common Stock outstanding as of May 22, 2023 after giving effect to the offering and the Concurrent Share Repurchase	247,975,937 shares of Common Stock.

Dividend policy	We have not paid any dividends on our Common Stock since our Common Stock began trading publicly on the NYSE.

We have no plans to pay dividends on our Common Stock in the foreseeable future. The declaration, amount, and payment of any future dividends on shares of Common Stock will be at the sole discretion of our Board of Directors. In making any such decision, our Board of Directors may take into account, among other things, our results of operations, capital requirements, financial condition, contractual restrictions, and other factors that our Board of Directors may deem relevant. See “Dividend Policy.”

Use of proceeds	The selling stockholder will receive all of the proceeds from the sale of the Common Stock offered under this prospectus supplement. Accordingly, we will not receive any proceeds from the sale of shares of Common Stock in this offering. We will, however, bear the costs associated with the sale of shares by the selling stockholder, other than the underwriting discounts and commissions.

Listing	Our Common Stock is listed on NYSE under the symbol “USFD.”

Material U.S. federal income tax consequences for non-U.S. holders	For the material U.S. federal income tax consequences to non-U.S. investors of the ownership and disposition of shares of our Common Stock, see “U.S. Federal Income Tax Considerations for Non-U.S. Holders.”

Risk factors	Investing in our Common Stock involves certain risks. You are urged to carefully read and consider the risk factors and other disclosures relating to an investment in our Common Stock described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, under Item 1A. “Risk Factors,” as well as in any subsequent periodic or current reports filed with the SEC under the Exchange Act that include “Risk Factors” or that discuss risks to us. Before making an investment decision, you should carefully consider these risks, as well as any other information that we include or incorporate by reference into this prospectus supplement and the accompanying prospectus.

The number of shares of our Common Stock outstanding as of May 22, 2023, does not include shares of Common Stock reserved for issuance upon the vesting of stock options, restricted stock units, performance-based restricted stock units or otherwise available under our equity compensation plans.

As of May 22, 2023, there were 20,823 record holders of our Common Stock. This figure does not reflect the beneficial ownership of shares held in nominee name.

RISK FACTORS

Investing in our Common Stock involves risks. Potential investors are urged to consider the risks described below and also to read and consider the risk factors and other disclosures described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and our Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2023, as updated by annual, quarterly, and other reports and documents we file with the SEC after the date of this prospectus supplement and that are incorporated by reference herein. Before making an investment decision, you should carefully consider those risks as well as other information we include or incorporate by reference into this prospectus supplement and the accompanying prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations.

Risks Relating to Our Common Stock and This Offering

The market price of our Common Stock may be volatile and could decline after this offering.

Volatility in the market price of our Common Stock may prevent you from being able to sell your shares at or above the price you paid for your shares. The market price of our Common Stock may fluctuate significantly. Among the factors that could affect our stock price are:

•	industry, regulatory or general market conditions;

•	domestic and international economic factors unrelated to our performance;

•	new regulatory pronouncements and changes in regulatory guidelines;

•	lawsuits, enforcement actions and other claims by third parties or governmental authorities;

•	actual or anticipated fluctuations in our quarterly operating results;

•	lack of research coverage and reports by industry analysts or changes in any securities analysts’ estimates of our financial performance;

•	action by institutional stockholders or other large stockholders, including future sales of our Common Stock;

•	failure to meet any guidance given by us or any change in any guidance given by us, or changes by us in our guidance practices;

•	announcements by us of significant impairment charges;

•	speculation in the press or investment community;

•	investor perception of us or our industry;

•	changes in market valuations or earnings of similar companies;

•	the impact of short selling or the impact of a potential “short squeeze” resulting from a sudden increase in demand for our Common Stock;

•	announcements by us or our competitors of significant contracts, acquisitions, dispositions or strategic partnerships;

•	war, terrorist acts, epidemic disease or pandemic disease;

•	additions or departures of key personnel; and

•	misconduct or other improper actions of our associates.

We cannot assure you that you will be able to resell your shares at or above the public offering price. Stock markets have experienced extreme volatility in recent years that has been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Common Stock. In the past, following periods of volatility in the market price of a company’s securities, class action litigation has often been instituted against the affected company. Any litigation of this type brought against us could result in substantial costs and a diversion of our management’s attention and resources, which could materially and adversely affect our business or financial condition.

Our actual financial results may differ, potentially materially, from the outlook and forecasts incorporated by reference into this prospectus supplement.

We have incorporated by reference into this prospectus supplement certain outlook and forecasts regarding our expected financial and operating results for the fiscal year ending December 31, 2023. Those expectations are based upon a number of assumptions and estimates that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. Further, the outlook and forecasts incorporated by reference herein does not reflect events or transactions that may occur during the remainder of 2023. As such, our expected results for the fiscal year ending December 31, 2023 are preliminary, subject to change, and based only upon information available as of the date it was released. If any of the risks and uncertainties set forth herein or incorporated by reference herein actually occur or the assumptions underlying our outlook and forecasts are incorrect, our actual financial results may be materially different from the outlook and forecasts incorporated by reference herein. In light of the foregoing, investors are urged to consider our expected financial and operating results for the fiscal year ending December 31, 2023 in the appropriate context and to not place undue reliance on them.

Future sales of our Common Stock may dilute the interests of the holders of our Common Stock and may depress our stock price.

The market price of our Common Stock could decline as a result of sales of a large number of shares of our Common Stock in the market after this offering or the perception that these sales could occur. Future sales of our Common Stock may also dilute the interests of the holders of our Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

An active, liquid trading market for our Common Stock may not be sustained.

Although our Common Stock is currently listed on the NYSE under the symbol “USFD,” an active trading market for our shares may not be sustained. Accordingly, if an active trading market for our Common Stock is not maintained, the liquidity of our Common Stock, your ability to sell your shares of our Common Stock when desired and the prices that you may obtain for your shares of Common Stock will be adversely affected.

If securities or industry analysts do not publish research or publish misleading or unfavorable research about our business, our Common Stock price and trading volume could decline.

The trading market for our Common Stock depends in part on the research and reports that securities or industry analysts may publish about us or our business. If one or more of the analysts that covers our Common Stock downgrades our stock or publishes misleading or unfavorable research about our business, our stock price would likely decline. If one or more of the analysts ceases coverage of our Common Stock or fails to publish reports on us regularly, demand for our Common Stock could decrease, which could cause our Common Stock price or trading volume to decline.

USE OF PROCEEDS

The selling stockholder is selling all of the Common Stock being sold in this offering. Accordingly, we will not receive any proceeds from the sale of our Common Stock in this offering. Pursuant to the Registration Rights Agreement (as defined below), we will bear all costs, fees and expenses associated with the sale of our Common Stock in this offering by the selling stockholder, other than underwriting discounts and commissions. See “Underwriting” and “Selling Stockholder.”

SELLING STOCKHOLDER

On May 6, 2020, we issued and sold to KKR Fresh Aggregator L.P, a Delaware limited partnership (the “Investor”), 500,000 shares of Series A Preferred Stock for an aggregate purchase price of $500 million pursuant to an investment agreement, dated as of April 21, 2020 (the “Investment Agreement”), by and between us and the Investor. Subsequently, we issued 23,127 shares of Series A Preferred Stock to the Investor as in-kind dividends. On February 25, 2021, the Investor transferred 523,127 shares of Series A Preferred Stock to the selling stockholder. On March 31, 2021, we issued an additional 9,154 shares of Series A Preferred Stock to the selling stockholder as in-kind dividends. On March 10, 2023, the selling stockholder converted 161,237 shares of Series A Preferred Stock for 7,600,037 shares of Common Stock.

In connection with the Investment Agreement, we entered into a registration rights agreement with the Investor (of whom the selling stockholder is the successor and a permitted assignee), dated as of May 6, 2020 (the “Registration Rights Agreement”), pursuant to which we agreed to file a registration statement with the SEC covering the resale of the shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock acquired by the selling shareholder pursuant to the Investment Agreement. Pursuant to our obligations under the Registration Rights Agreement, we filed with the SEC a registration statement and accompanying prospectus on Form S-3 on May 5, 2021, of which this prospectus supplement forms a part. The Registration Rights Agreement includes customary indemnification rights in connection with the registration statement. Pursuant to the Registration Rights Agreement, we are required to pay all registration expenses in connection with this offering, and the selling stockholder is required to pay all underwriting discounts and commissions attributable to this offering.

The table below sets forth the name of the selling stockholder, the number of shares of our Common Stock that may be beneficially owned by the selling stockholder, the number of shares of our Common Stock that are offered pursuant to this prospectus supplement and the number of shares of our Common Stock that will be held by the selling stockholder after this offering and the Concurrent Share Repurchase, assuming all of the offered shares are sold. In each case, the number of shares of our Common Stock shown in the table below is calculated based on an assumed conversion of all of the shares of Series A Preferred Stock currently held by the selling stockholder on the third trading day after the date of this prospectus supplement into 17,443,727 shares of Common Stock. The percentage of shares of our Common Stock owned before and after the offering is based on (i) 234,329,678 shares of our Common Stock outstanding as of May 22, 2023; (ii) the assumed conversion of all shares of Series A Preferred Stock currently held by the selling stockholder as of the third trading day after the date of this prospectus supplement into 17,443,727 shares of our Common Stock; and (iii) a repurchase by us of 3,797,468 shares of our Common Stock in the Concurrent Share Repurchase. Unless otherwise indicated in the footnotes to this table, we believe that the selling stockholder named in this table has sole voting and investment power with respect to the shares of Series A Preferred Stock and Common Stock indicated as beneficially owned.

The information set forth below is based on information provided by or on behalf of the selling stockholder prior to the date hereof. Throughout this prospectus, when we refer to the shares of our Common Stock being offered on behalf of the selling stockholder, we are referring to the shares of our Common Stock, including Common Stock issued or issuable upon conversion of the shares of Series A Preferred Stock, held by the selling stockholder.

The amounts and percentages of our Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities as to which each such person has an economic interest.

	Shares Beneficially Owned Prior to this Offering and the Concurrent Share Repurchase			Shares to be Sold in this Offering		Shares Beneficially Owned After this Offering and the Concurrent Share Repurchase
Selling Stockholder	Number		Percentage of Total Common Stock	Number		Number	Percentage of Total Common Stock
KKR Fresh Holdings L.P. (1)	17,443,764	(2)	6.93%	17,425,053	(2)	0	—

(1)

Consists of securities held by KKR Fresh Holdings L.P. Each of KKR Fresh Holdings GP LLC (as the general partner of KKR Fresh Holdings L.P.), KKR Fresh Aggregator L.P. (as the sole member of KKR Fresh Holdings GP LLC), KKR Fresh Aggregator GP LLC (as the general partner of KKR Fresh Aggregator L.P.), KKR Americas Fund XII L.P. (as the sole member of KKR Fresh Aggregator GP LLC), KKR Associates Americas XII L.P. (as the general partner of KKR Americas Fund XII L.P.), KKR Americas XII Limited (as the general partner of KKR Associates Americas XII L.P.), KKR Group Partnership L.P. (as the sole stockholder of KKR Americas XII Limited), KKR Group Holdings Corp. (as the general partner of KKR Group Partnership L.P.), KKR Group Co. Inc. (as the sole stockholder of KKR Group Holdings Corp.), KKR & Co. Inc. (as the sole stockholder of KKR Group Co. Inc.), KKR Management LLP (as the Series I preferred stockholder of KKR & Co. Inc.), and Henry R. Kravis and George R. Roberts (as the founding partners of KKR Management LLP) may also be deemed to be the beneficial owners having shared voting power and shared investment power over the securities described in this footnote. The principal business address of each of the entities and persons identified in this paragraph, except Mr. Roberts, is 30 Hudson Yards, New York, NY 10001. The principal business address for Mr. Roberts is 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

(2)

The shares reported consist of (i) 37 shares of Common Stock held by the selling stockholder and (ii) 17,443,727 shares of Common Stock issuable upon conversion of 371,044 shares of Series A Preferred Stock held by the selling stockholder. Shares to be sold in this offering exclude 18,711 shares that will be distributed by the selling stockholder to certain indirect limited partners of KKR Fresh Holdings L.P. upon the closing of this offering for the purpose of charitable donations.

For more information about our relationship with the selling stockholder, see “Selling Stockholder” in the accompanying prospectus, “Item 15—Related Party Transactions” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and “Related Party Transactions —KKR Investment” in our Definitive Proxy Statement on Schedule 14A filed on April 5, 2023, with the SEC and incorporated by reference into this prospectus supplement.

DIVIDEND POLICY

We have not paid any dividends on our Common Stock since our Common Stock began trading publicly on the NYSE.

We have no plans to pay dividends on our Common Stock in the foreseeable future. The declaration, amount, and payment of any future dividends on shares of Common Stock will be at the sole discretion of our Board of Directors. In making any such decision, our Board of Directors may take into account, among other things, our results of operations, capital requirements, financial condition, contractual restrictions, and other factors that our Board of Directors may deem relevant.

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a material summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Common Stock by a Non-U.S. Holder (as defined below) that holds our Common Stock as a capital asset (generally, property held for investment). This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder (“Regulations”), judicial decisions, administrative pronouncements, and other relevant applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect).

This discussion does not address all U.S. federal income tax considerations that may be applicable to Non-U.S. Holders in light of their particular circumstances or Non-U.S. Holders subject to special treatment under U.S. federal income tax law, such as:

•	banks, insurance companies, and other financial institutions;

•	dealers or traders in securities;

•	certain former citizens or residents of the United States;

•	persons that elect to mark their securities to market;

•	persons holding our Common Stock as part of a straddle, conversion, or other integrated transaction;

•	persons who acquired shares of our Common Stock as compensation or otherwise in connection with the performance of services;

•	controlled foreign corporations;

•	qualified foreign pension funds; and

•	tax-exempt organizations.

In addition, this discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate, gift, alternative minimum tax, or Medicare contribution tax considerations.

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of our Common Stock (other than an owner treated as a partnership for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is not:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States or any state of the United States, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (i) a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (ii) it has a valid election in effect under applicable Regulations to be treated as a U.S. person.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Common Stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partners in a partnership should consult their tax advisors regarding the tax considerations of an investment in our Common Stock.

Non-U.S. Holders should consult their tax advisors concerning the particular U.S. federal income tax consequences to them of the ownership and disposition of our Common Stock, as well as the consequences arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction, in light of their particular circumstances.

Distributions on Our Common Stock

If we make a distribution of cash or other property (other than certain distributions of our stock) in respect of our Common Stock, the distribution will generally be treated as a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any portion of the distribution that exceeds our current and accumulated earnings and profits will generally be treated first as a return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in our Common Stock and then as a gain from the disposition of our Common Stock, the tax treatment of which is discussed below under “Sale, Exchange, or Other Disposition of Our Common Stock.”

The gross amount of dividends paid to a Non-U.S. Holder with respect to our Common Stock will generally be subject to withholding tax at a rate of 30% unless (i) the Non-U.S. Holder timely provides a duly completed and executed U.S. Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E certifying as to its eligibility for a lower rate of withholding under an applicable income tax treaty or (ii) the Non-U.S. Holder timely provides a duly completed and executed IRS Form W-8ECI certifying that the dividends are effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) and includible in its gross income. In the latter case, the Non-U.S. Holder will generally be subject to U.S. federal income tax with respect to such dividends on a net income basis in the same manner as if the Non-U.S. Holder were a “United States person” as defined in the Code, unless an applicable income tax treaty provides otherwise. A corporate Non-U.S. Holder may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year, as adjusted for certain items. A Non-U.S. Holder eligible for a reduced rate of U.S. federal withholding tax pursuant to an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange, or Other Disposition of Our Common Stock

A Non-U.S. Holder will generally not be subject to U.S. federal income tax on gain realized on a sale, exchange, or other disposition of our Common Stock unless:

•

such gain is effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), in which case, the Non-U.S. Holder will generally be subject to U.S. federal income tax on the gain on a net income basis as if the Non-U.S. Holder were a “United States person” as defined in the Code and, in the case of a corporate Non-U.S. Holder, may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year, as adjusted for certain items;

•

the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied, in which case the Non-U.S. Holder generally will be subject to a 30% tax (or such lower rate specified by any applicable income tax treaty) on the excess, if any, of such gain plus all other United States source capital gains recognized during the same taxable year over the Non-U.S. Holder’s United States source capital losses recognized during such taxable year; or

•

we are a United States real property holding corporation (as defined in section 897(c) of the Code, a “USRPHC”), at any time within the shorter of the five-year period ending on the date the disposition or the Non-U.S. Holder’s holding period, and either (i) our Common Stock is not regularly traded on an established securities market, or (ii) the Non-U.S. Holder has owned or is deemed to have owned, at any time within the shorter of the five-year period ending on the date the disposition or the Non-U.S. Holder’s holding period, more than 5% of our Common Stock. Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). Although there can be no assurances in this regard, we believe that we are not a USRPHC for U.S. federal income tax purposes and we do not anticipate becoming a USRPHC.

Information Reporting and Backup Withholding

Information returns are required to be filed with the IRS reporting the amount of distributions on our Common Stock paid to a Non-U.S. Holder and the tax withheld with respect to such distributions, regardless of whether such distributions constitute dividends or whether any withholding was required. Copies of the information returns reporting such distributions and withholdings may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides or is established, under the provisions of an applicable income tax treaty.

A Non-U.S. Holder will be subject to backup withholding with respect to dividends paid to it unless it certifies under penalty of perjury that it is not a “United States person” as defined in the Code (and the payor does not have actual knowledge or reason to know that the Non-U.S. Holder is a “United States person” as defined in the Code), or it otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our Common Stock within the United States or conducted through certain United States-related financial intermediaries, unless the Non-U.S. Holder certifies under penalty of perjury that it is not a “United States person” as defined in the Code (and the payor does not have actual knowledge or reason to know that the Non-U.S. Holder is a “United States person” as defined in the Code), or it otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA Withholding

Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”) may require withholding at a rate of 30% on dividends in respect of our Common Stock held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the U.S. Treasury (A) to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution to the extent such interests or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and (B) to withhold on certain payments or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our Common Stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our Common Stock held by an investor that is a non-financial foreign entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners.”

While withholding under FATCA would have also applied also to payments of gross proceeds from the sale, exchange or other disposition of our Common Stock, proposed Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Regulations until final Regulations are issued.

Non-U.S. Holders should consult their tax advisors regarding the impact of FATCA on their ownership and disposition of shares of our Common Stock and the potential applicability of any intergovernmental agreements.

THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSIDERATIONS APPLICABLE TO THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of our Common Stock by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts, and other arrangements that are subject to Section 4975 of the Code or provisions under other U.S. or non-U.S. federal, state, local, or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account, or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of a Covered Plan, or who renders investment advice for a fee or other compensation to a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

When considering an investment in our Common Stock of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code, or any Similar Laws relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control, and prohibited transaction provisions of ERISA, the Code, and any other applicable Similar Laws.

Plan fiduciaries should consider the fact that none of the issuer, an underwriter, or certain of the issuer’s or underwriter’s affiliates (the “Transaction Parties”) is acting, or will act, as a fiduciary to any Plan with respect to the decision to purchase our Common Stock in connection with the initial offer and sale. The Transaction Parties are not undertaking to provide impartial investment advice or advice based on any particular investment need, or providing advice in a fiduciary capacity, with respect to such decision to purchase our Common Stock.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available and all requirements thereunder are satisfied. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

The acquisition and/or holding of our Common Stock by a Covered Plan with respect to which the Transaction Parties are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and held in accordance with an applicable statutory, class, or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of our Common Stock. These class exemptions include, without limitation, PTCE 84-14 (respecting transactions determined by independent qualified professional asset managers), PTCE 90-1 (respecting insurance company pooled separate accounts), PTCE 91-38 (respecting bank collective investment funds), PTCE 95-60 (respecting life insurance company general accounts), and PTCE 96-23 (respecting transactions determined by in-house asset managers), although there can be no assurance that all of the conditions of any such exemption will be satisfied.

Because of the foregoing, our Common Stock should not be purchased or held by any Covered Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Government plans (as defined in Section 3(32) of ERISA), foreign plans (as described in Section 4(b)(4) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA), while not subject to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, may nevertheless be subject to Similar Laws. Fiduciaries of such Plans should consult with their counsel before acquiring shares of our Common Stock.

Representation

Accordingly, by acceptance of our Common Stock, each purchaser and subsequent transferee of our Common Stock will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold our Common Stock constitutes assets of any Plan or (ii) the purchase and holding of our Common Stock by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing our Common Stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, the Code, and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of our Common Stock.

Purchasers of our Common Stock have the exclusive responsibility for ensuring that their purchase and holding of our Common Stock complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code, or applicable Similar Laws.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement the underwriter named below has agreed to purchase, and the selling stockholder has agreed to sell to the underwriter, the number of shares indicated below, which includes 3,797,468 shares that we intend to repurchase from the underwriter in the Concurrent Share Repurchase:

Name	Number of Shares
Morgan Stanley & Co. LLC	17,425,053

Subject to the completion of this offering, we will purchase from the underwriter 3,797,468 shares of our Common Stock that are the subject of this offering at a price per share equal to the price at which the underwriter will purchase the shares from the selling stockholder in this offering. The underwriter will not receive any compensation for the shares of our Common Stock being purchased by us in this offering. This offering is not conditioned upon the completion of the Concurrent Share Repurchase. See “Summary—Concurrent Share Repurchase.”

The underwriter is offering the shares of our Common Stock subject to its acceptance of the shares from the selling stockholder and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the shares of our Common Stock offered by this prospectus supplement are subject to certain customary closing conditions. The underwriter is obligated to take and pay for all of the shares of our Common Stock offered by this prospectus supplement if any such shares are taken.

The underwriter initially proposes to offer part of the shares of our Common Stock that are not subject to the Concurrent Share Repurchase directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $0.20 per share under the public offering price. After the initial offering of the shares of our Common Stock, the offering price and other selling terms may from time to time be varied by the underwriter.

We have engaged KKR Capital Markets LLC (“KKR Capital Markets”) as an independent financial advisor as defined under FINRA Rule 5110(j)(9) in connection with this offering.

The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to the selling stockholder.

	Per Share	Total
Price to public(1)	$39.90	$543,740,641.50
Underwriting discounts and commissions(2)	$0.40	$5,451,034.00
Proceeds, before expenses, to the selling stockholder(3)	$39.50	$688,289,593.50

(1)

The public offering price for the 13,627,585 shares offered to the public was $39.90 per share. The price for the 3,797,468 shares we intend to purchase from the underwriter is $39.50 per share. Total price to the public does not include the 3,797,468 shares of our Common Stock sold by the selling stockholder and purchased by us from the underwriter.

(2)

The underwriting discount for the 13,627,585 shares offered to the public was $0.40 per share. No underwriting discount or commission will be paid to the underwriter with respect to the 3,797,468 shares of our Common Stock sold by the selling stockholder and purchased by us from the underwriter.

(3)	Includes 3,797,468 shares of our Common Stock sold by the selling stockholder and purchased by us from the underwriter.

The estimated offering expenses, exclusive of the underwriting discounts and commissions (for which the selling stockholder is responsible), are approximately $2.7 million and are payable by us. The underwriters have agreed to reimburse us for certain expenses incurred by us in connection with this offering upon closing of this offering, including the financial advisory fees payable by us to KKR Capital Markets. We have also agreed to reimburse the underwriter for certain expenses in an amount of up to $25,000.

Our Common Stock is listed on the New York Stock Exchange under the trading symbol “USFD”.

We have agreed that, without the prior written consent of the underwriter, we will not, and will not publicly disclose an intention to, during the period ending 60 days after the date of this prospectus supplement (the “restricted period”) to:

•

offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of our Common Stock or any securities convertible into or exercisable or exchangeable for shares of our Common Stock;

•

file any registration statement with the SEC relating to the offering of any shares of our Common Stock or any securities convertible into or exercisable or exchangeable for share of our Common Stock; or

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our Common Stock.

whether any such transaction described above is to be settled by delivery of our Common Stock or such other securities, in cash or otherwise.

The restrictions described in the immediately preceding paragraph to do not apply to:

•	the shares of our Common Stock that are the subject of this offering (including the Concurrent Share Repurchase);

•	any shares of our Common Stock issued or options to purchase shares of our Common Stock granted pursuant to our existing employee benefit plans;

•	the filing of any registration statement on Form S-8; or

•

the entry into an agreement providing for the issuance of shares of our Common Stock or any securities convertible into or exercisable for shares of our Common Stock, and the issuance of any such securities pursuant to such an agreement, in connection with (i) the acquisition by us or any of our subsidiaries of the securities, business, property or other assets of another person or entity, including pursuant to an employee benefit plan assumed by us in connection with such acquisition, or (ii) joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement, provided that the aggregate number of shares issued or issuable pursuant to this clause does not exceed 5% of the outstanding shares of our Common Stock and prior to any such issuance each recipient of any such securities shall have executed and delivered to the underwriter a lock-up agreement in form and substance satisfactory to the underwriter.

In order to facilitate the offering of our Common Stock, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our Common Stock. Specifically, the underwriter may sell more shares than it is obligated to purchase under the underwriting agreement, creating a short position. The underwriter must close out any short position by purchasing shares in the open market. A short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our Common Stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriter may bid for, and purchase, shares of our Common Stock in the open market to stabilize the price of our Common Stock. These activities may raise or maintain the market price of our Common Stock above independent market levels or prevent or retard a decline in the market price of our Common Stock. The underwriter is not required to engage in these activities and may end any of these activities at any time.

We, the selling stockholder and the underwriter have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A prospectus supplement in electronic format may be made available on websites maintained by the underwriter, or selling group members, if any, participating in this offering. The underwriter may agree to allocate a number of shares of our Common Stock for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriter on the same basis as other allocations.

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriter and its affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(c)

in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares shall require the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the underwriter that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that (i) the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than qualified investors, as that term is defined in the Prospectus Regulation, or have been acquired in other circumstances falling within the points (a) to (d) of Article 1(4) of the Prospectus Regulation and the prior consent of the underwriter has been given to the offer or resale; or (ii) where the shares have been acquired by it on behalf of persons in any Relevant State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Regulation as having been made to such persons.

Notice to Prospective Investors in the United Kingdom

No shares have been offered or will be offered to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time under the following exemptions from the UK Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(c)

in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000, as amended (“FSMA”), provided that no such offer of the shares shall require the Issuer or the underwriter to publish a prospectus pursuant to Section 85 of FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

Each person in the United Kingdom who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the underwriter that it is a qualified investor within the meaning of the UK Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a nondiscretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the United Kingdom to qualified investors, in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

The Company, the underwriter and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to the offering. This prospectus supplement, the accompanying prospectus and any other offering or marketing material relating to the shares or this offering do not constitute a prospectus, product disclosure statement or other disclosure document under the prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (Cth) (the “Corporations Act”), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia for a period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the securities were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law; or

(d)	as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non- Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Korea

Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the shares or the offering should be construed in any way as our (or any of our affiliates or agents) soliciting investment or offering to sell the shares in the Republic of Korea (“Korea”). We are not making any representation with respect to the eligibility of any recipients of this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the shares or the offering to acquire the shares under the laws of Korea, including, without limitation, the Financial Investment Services and Capital Markets Act (the “FSCMA”), the Foreign Exchange Transaction Act (the “FETA”), and any regulations thereunder. The shares have not been registered with the Financial Services Commission of Korea in any way pursuant to the FSCMA, and the shares may not be offered, sold or delivered, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to applicable laws and regulations of Korea. Furthermore, the shares may not be resold to any Korean resident unless such Korean resident as the purchaser of the resold shares complies with all applicable regulatory requirements (including, without limitation, reporting or approval requirements under the FETA and regulations thereunder) relating to the purchase of the resold shares.

Notice to Prospective Investors in Taiwan

The shares have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the shares in Taiwan.

Notice to Prospective Investors in the United Arab Emirates

The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus supplement, the accompanying prospectus and any other offering or marketing material relating to the shares or the offering do not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement, the accompanying prospectus and any other offering or marketing material relating to the shares or the offering have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.

LEGAL MATTERS

The validity of the shares of our Common Stock being offered pursuant to this prospectus supplement and certain legal matters will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. Certain legal matters will be passed upon for the selling stockholder by Simpson Thacher & Bartlett LLP, New York, New York. Certain legal matters will be passed upon for the underwriter by Latham & Watkins LLP, New York, New York.

EXPERTS

The financial statements of US Foods Holding Corp. and its subsidiaries incorporated by reference in this prospectus supplement, and the effectiveness of US Foods Holding Corp. and its subsidiaries’ internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings are also made available for free as soon as reasonably practicable after we file or furnish them to the SEC on our corporate website via the “Investors” section at ir.usfoods.com/investors. Except for the documents filed with the SEC and incorporated by reference into this prospectus supplement, no information contained in, or that can be accessed through, our website is to be considered part of this prospectus supplement.

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. This prospectus supplement does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or document filed as an exhibit to, or incorporated by reference in, the registration statement for a complete description.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement the information we file with the SEC. This means that we are disclosing important information to you by referring you to other documents. The information incorporated by reference herein is considered to be part of this prospectus supplement, except for any such information superseded by information contained directly in this prospectus supplement or in a subsequently filed document that is also incorporated by reference herein. Any reports we file with the SEC after the date of this prospectus supplement will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference into this prospectus supplement from a previously filed report.

We incorporate by reference the documents listed below, and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the completion or the termination of the offerings of all of the shares of our Common Stock covered by this prospectus supplement (in each case excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on February  17, 2023 (including portions of our Definitive Proxy Statement on Schedule 14A, filed on April 5, 2023, as supplemented on Schedule 14A, filed on May 3, 2023, that are specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022);

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2023, filed on May 11, 2023;

•	our Current Reports on Forms 8-K filed on March 10, 2023, March 21, 2023, March 28, 2023, and May 22, 2023; and

•	the description of our Common Stock contained in the Registration Statement on Form 8-A filed on May 23, 2016, including any amendments or reports filed for the purposes of updating such description.

This prospectus supplement, the accompanying prospectus, or information incorporated by reference herein or therein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with this offering. The descriptions of these agreements contained in this prospectus supplement, the accompanying prospectus, or information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying prospectus, modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified and superseded, to constitute a part of this prospectus supplement.

You should not assume that the information in this prospectus supplement, any document incorporated by reference herein, or the accompanying prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since such dates. The information relating to us contained in this prospectus supplement does not purport to be complete and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus and the other information provided herein and therein.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been incorporated by reference into this prospectus supplement. You should direct requests for those documents to US Foods Holding Corp., 9399 W. Higgins Road, Suite 100, Rosemont, Illinois 60018, (847) 720- 8000. Exhibits to any documents incorporated by reference into this prospectus supplement will not be sent, however, unless those exhibits have been specifically referenced in this prospectus supplement.

PROSPECTUS

US FOODS HOLDING CORP.

Common Stock

This prospectus relates to the offer and sale from time to time of shares of US Foods Holding Corp. common stock, par value $0.01 per share (“common stock”), by the selling stockholder identified in this prospectus, or any other selling stockholder identified in supplements to this prospectus, consisting of (i) 24,757,241 shares of our common stock issuable upon conversion of an aggregate of 532,281 shares of Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), currently held by KKR Fresh Holdings L.P., a Delaware limited partnership (the “selling stockholder”), which consist of 500,000 shares of Series A Convertible Preferred Stock issued to KKR Fresh Aggregator L.P., a Delaware limited partnership (the “Investor”), pursuant to the Investment Agreement, dated April 21, 2020 (the “Investment Agreement”), by and between the Company and the Investor, which were subsequently transferred to the selling stockholder, and 32,281 shares of Series A Preferred Stock paid as in-kind dividends on the Series A Preferred Stock through March 31, 2021; and (ii) up to an additional 362,613 shares of our common stock issuable in respect of potential Accrued Dividends (as defined in the Certificate of Designations) for the quarter during which the shares of Series A Preferred Stock are converted.

By this prospectus, the selling stockholder may offer shares of our common stock from time to time in one or more transactions. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder, but we may bear a portion of the expenses of the offerings of that common stock.

The selling stockholder may offer shares of our common stock in amounts, at prices, and on terms determined at the time of offering, which may be sold on a continuous or delayed basis. If agents, underwriters, or dealers are used to sell any shares of our common stock, a prospectus supplement or free writing prospectus issued in connection with that offering will name them, the number of shares they are required to sell, if any, and describe their compensation.

We are registering the resale of shares of our common stock in connection with the selling stockholder’s registration rights pursuant to the Registration Rights Agreement described under the heading “Description of Capital Stock,” but the registration of those shares does not necessarily mean that any of those shares will be offered or sold by the selling stockholder pursuant to this prospectus or at all.

This prospectus describes the general manner in which the shares of our common stock may be offered and sold by the selling stockholder. Any prospectus supplement or free writing prospectus may add, update, or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any free writing prospectus, together with the documents incorporated by reference herein and therein, before you make an investment decision.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “USFD.” On May 4, 2021, the closing sales price of our common stock as reported on the NYSE was $39.97 per share.

Investing in our common stock involves risk. You should consider the risk factors described under the heading “Risk Factors” on page 5 of this prospectus and in any applicable prospectus supplement and set forth in the documents incorporated by reference herein before you invest in our common stock.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated May 5, 2021

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, the selling stockholder may sell our common stock from time to time in one or more offerings or resales. This prospectus provides you with a general description of our common stock that the selling stockholder may offer. Each time our common stock is offered using this prospectus, to the extent necessary, a supplement to this prospectus will be provided that will contain specific information about the terms of that offering, the number of shares being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to that offering. We may also provide you with a free writing prospectus, that contains information about the specific terms of that offering, including the name of any selling stockholder and the prices at which the shares of our common stock will be sold. Any prospectus supplement and any free writing prospectus may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any shares of our common stock, you should read carefully both this prospectus and any applicable prospectus supplement, together with the documents incorporated or deemed incorporated by reference herein (as described below under the heading “Incorporation by Reference”) and therein, any free writing prospectus we may file with the SEC, and the additional information described below under the heading “Where You Can Find More Information.”

This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or document filed as an exhibit to, or incorporated by reference in, the registration statement for a complete description. See “Incorporation by Reference” elsewhere in this prospectus. The registration statement and the exhibits can be obtained from the SEC or us as indicated under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any applicable prospectus supplement and the other information to which we refer you. Neither we nor the selling stockholder have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and any prospectus supplement is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations, and prospects may have changed since those dates.

As used in this prospectus, unless otherwise noted or the context otherwise requires, references to (i) the “Company,” “US Foods,” “we,” “our,” or “us” refer to US Foods Holding Corp. and its consolidated subsidiaries and (ii) the “selling stockholder” refers to KKR Fresh Holdings L.P. and includes pledgees, donees, assignees, transferees or other successors-in-interest who may later hold the selling stockholder’s interests.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of the federal securities laws. These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “outlook,” “estimate,” “target,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecast,” “mission,” “strive,” “more,” “goal,” or similar expressions, although not all forward-looking statements may contain such words, and are based upon various assumptions and our experience in the industry, as well as historical trends, current conditions, and expected future developments. However, you should understand that these statements are not guarantees of performance or results, and there are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from those expressed in the forward-looking statements.

These risks, uncertainties, and other important factors include, among others, the risks, uncertainties, and factors described or referred to under the heading “Risk Factors” in this prospectus and under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q incorporated by reference herein and the following risks, uncertainties, and other factors:

•	economic factors affecting consumer confidence and discretionary spending and reducing the consumption of food prepared away from home;

•	the extent and duration of the negative impact of the coronavirus (“COVID-19”) pandemic on us;

•	cost inflation/deflation and commodity volatility;

•	competition;

•	reliance on third-party suppliers and interruption of product supply or increases in product costs;

•	changes in our relationships with customers and group purchasing organizations;

•	our ability to increase or maintain the highest margin portions of our business;

•	achievement of expected benefits from cost savings initiatives;

•	increases in fuel costs;

•	changes in consumer eating habits;

•	cost and pricing structures;

•	impairment charges for goodwill, indefinite-lived intangible assets or other long-lived assets;

•

environmental, health and safety and other governmental regulation, including actions taken by national, state and local governments to contain the COVID-19 pandemic, such as travel restrictions or bans, social distancing requirements, and required closures of non-essential businesses;

•	product recalls and product liability claims;

•	reputation in the industry;

•	indebtedness and restrictions under agreements governing indebtedness;

•	interest rate increases;

•	changes in the method of determining the London Interbank Offered Rate (“LIBOR”) or the replacement of LIBOR with an alternative reference rate;

•	labor relations and costs and continued access to qualified and diverse labor;

•	risks associated with intellectual property, including potential infringement;

•	disruption of existing technologies and implementation of new technologies;

•	cybersecurity incidents and other technology disruptions;

•	effective integration of acquired businesses;

•	changes in tax laws and regulations and resolution of tax disputes;

•	adverse judgments or settlements resulting from litigation;

•	extreme weather conditions, natural disasters and other catastrophic events, including pandemics and the rapid spread of contagious illnesses;

•	costs and risks associated with current and changing government laws and regulations, and potential changes as a result of a new administration in the United States; and

•	management of retirement benefits and pension obligations.

For a detailed discussion of these and other risks, uncertainties and factors, see the information under the heading “Risk Factors” in our most recent Annual Report on Form 10-K incorporated by reference herein and in other filings we make with the SEC.

In light of these risks, uncertainties and other important factors, the forward-looking statements in this prospectus might not prove to be accurate, and you should not place undue reliance on them. All forward-looking statements attributable to us, or others acting on our behalf, including those contained in this prospectus and any documents incorporated by reference herein, are expressly qualified in their entirety by the cautionary statements above. All of these statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise, except as required by law.

Comparisons of results between current and prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should be viewed only as historical data.

OUR COMPANY

US Foods is among America’s great food companies and leading foodservice distributors. Built through organic growth and acquisitions, we trace our roots back over 150 years to a number of heritage companies with rich legacies in food innovation and customer service.

We strive to inspire and empower chefs and foodservice operators to bring great food experiences to consumers. This mission is supported by our strategy of GREAT FOOD. MADE EASY.™, which is centered on providing customers with the innovative products business support and technology solutions they need to operate their businesses profitably. We operate as one business with standardized business processes, shared systems infrastructure, and an organizational model that optimizes national scale with local execution, allowing us to manage the business as a single operating segment. We have centralized activities where scale matters and our local field structure focuses on customer facing activities.

We supply approximately 300,000 customer locations nationwide. These customer locations include independently owned single and multi-unit restaurants, regional restaurant chains, national restaurant chains, hospitals, nursing homes, hotels and motels, country clubs, government and military organizations, colleges and universities, and retail locations. We provide more than 400,000 fresh, frozen, and dry food stock-keeping units, or SKUs, as well as non-food items, sourced from approximately 6,000 suppliers. Approximately 3,500 sales associates manage customer relationships at local, regional, and national levels. Our sales associates are supported by sophisticated marketing and category management capabilities, as well as a sales support team that includes world-class chefs and restaurant operations consultants, new business development managers and others that help us provide more comprehensive service to our customers. Our extensive network of approximately 70 distribution facilities and fleet of approximately 6,500 trucks, along with 80 cash and carry locations, allow us to operate efficiently and provide high levels of customer service. This operating model allows us to leverage our nationwide scale and footprint while executing locally.

Our principal executive offices are located at 9399 W. Higgins Road, Suite 100, Rosemont, IL 60018. The telephone number at our principal executive office is (847) 720-8000. Our website address is http://www.usfoods.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on our website or any of that information in making your investment decision.

For a more fulsome description of our business, please refer to Part I, Item 1, “Business” in our most recent Annual Report on Form 10-K, which is incorporated herein by reference, as amended by any subsequent amendment or any report filed for the purpose of updating that description.

RISK FACTORS

Investing in our common stock involves a high degree of risk, and we are subject to many risks and uncertainties. Before making an investment decision, you should carefully read and consider the risks and uncertainties described under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and periodic reports we have filed and may file with the SEC from time to time, as well as the other information contained or incorporated by reference in this prospectus or in any applicable prospectus supplement, before you decide whether to purchase our common stock. See “Where You Can Find More Information” elsewhere in this prospectus. If any of the those risks actually occur, our business, financial position, results of operations, or cash flows could be materially adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment. Those risks and uncertainties are not the only ones we face. Other risks and uncertainties, which are not currently known to us or which we currently believe are immaterial, may also materially affect our business, financial condition and results of operations.

Risks Related to our Common Stock

Our stock price may decline significantly following the offering or sale of our common stock by the selling stockholder regardless of our financial and operating performance, and as a result, you may not be able to resell your shares of our common stock at or above the price you paid or at all, and could lose all or part of your investment.

The stock markets have experienced extreme price and volume fluctuations that may be unrelated or disproportionate to financial and operating performance of the companies whose securities are traded on those markets. These broad market fluctuations may adversely affect the market price of our common stock, regardless of our actual financial and operating performance. In addition, price volatility may be greater in response to various factors, including the risk factors described in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, and other factors that are beyond our control.

Conversion of the Series A Preferred Stock currently held by the selling stockholder may depress the trading price of our common stock.

We cannot predict the effect, if any, that the offering and sale of our common stock by the selling stockholder will have on the trading price of shares of our common stock. The conversion of the Series A Preferred Stock currently held by the selling stockholder into shares of our common stock and the offering and sale of a substantial number of shares of our common stock by the selling stockholder could negatively impact the trading volume of our common stock and cause the market price of shares of our common stock to decline. In addition, the perception that a substantial number of shares of our common stock sales may occur could also negatively impact the market price of our common stock.

Further, we will not have any ability to control the prices and other terms on which the selling stockholder may offer the shares of our common stock covered by this prospectus. If shares of our common stock are sold by the selling stockholder at a discount to the then-current trading price of our common stock, the offering could adversely impact the market price of our common stock.

Because we have no current plans to pay cash dividends on our common stock for the foreseeable future, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We intend to retain future earnings, if any, for future operations, expansion, and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. The declaration, amount, and payment of any future dividends on shares of our common stock will be at the sole discretion of our Board of Directors. As a result, you may not receive any return on an investment in our common stock unless you sell our common stock for a price greater than that which you paid for it, and there can be no guarantee that our common stock will appreciate in value.

USE OF PROCEEDS

We will not receive any proceeds from the sale of any shares of our common stock offered by the selling stockholder, but we may bear a portion of the expenses of the offerings of that common stock.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our capital stock is based upon our Restated Certificate of Incorporation (the “Certificate of Incorporation”), the Certificate of Designations of the Series A Preferred Stock, dated May 4, 2020 (the “Certificate of Designations”) and our Amended and Restated Bylaws (the “Bylaws”). The summary is a description of the material terms of, and is qualified in its entirety by, our Certificate of Incorporation, our Bylaws and the Certificate of Designations, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” elsewhere in this prospectus.

Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware (the “DGCL”). Our authorized capital stock consists of 600,000,000 shares of common stock, par value $0.01 per share, and 25,000,000 shares of preferred stock, par value $0.01 per share, of which 1,000,000 shares have been designated as Series A Preferred Stock. Unless our Board of Directors determines otherwise, we issue all shares of our capital stock in uncertificated form.

Common Stock

Our common stock is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is listed on the NYSE under the symbol “USFD”.

Holders of our common stock are entitled:

•

to cast one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors (other than directors elected by the holders of Series A Preferred Stock voting as a separate class);

•

to receive, on a pro rata basis, any dividends and distributions that our Board of Directors may declare out of legally available funds, subject to preferences that may be applicable to any preferred stock then outstanding; and

•

upon our liquidation, dissolution, or winding up, to share equally and ratably in any assets remaining after the payment of all debt and other liabilities, subject to any prior rights of holders of any outstanding shares of preferred stock.

All actions to be taken by our stockholders other than matters relating to the election of directors must be approved by a majority of the shares represented in person or by proxy at a meeting and entitled to vote. Director nominees in uncontested elections must receive a majority of the votes cast to be elected, and director nominees in contested elections must receive a plurality of the shares represented in person or by proxy at a meeting and entitled to vote to be elected. The holders of our common stock do not have any preemptive, cumulative voting, subscription, conversion, redemption, or sinking fund rights. Our common stock is not subject to future calls or assessments by us.

Our ability to pay dividends on our common stock is subject to our subsidiaries’ ability to pay dividends to us, which is, in turn, subject to the restrictions set forth in our existing debt agreements and which may be limited by the agreements governing other indebtedness we or our subsidiaries incur in the future.

The rights and privileges of the holders of our common stock are subject to the rights of the holders of the Series A Preferred Stock and any series of preferred stock that we may issue in the future, as described in “— Preferred Stock” below.

As of April 30, 2021, we had 221,885,572 shares of our common stock outstanding and 22,292 holders of record of common stock. The number of record holders does not include a substantially greater number of “street name” holders whose shares are held of record by a bank, broker or other financial institution.

Preferred Stock

Under our Certificate of Incorporation, our Board of Directors has the authority, without further action by our stockholders, to issue up to 25,000,000 shares of preferred stock in one or more classes or series and to determine the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations, and restrictions thereof. Because our Board of Directors has the power to establish the preferences, powers, and rights of the shares of any class or series of preferred stock, it may afford holders of any preferred stock preferences, powers, and rights, including voting and dividend rights, senior to the rights of holders of our common stock, which could adversely affect the holders of our common stock and could delay, discourage, or prevent a takeover of us even if a change of control of the Company would be beneficial to the interests of our stockholders.

Series A Preferred Stock

On May 4, 2020, we filed the Certificate of Designations with the Secretary of State of the State of Delaware, establishing the voting powers, preferences, and the relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of the Series A Preferred Stock.

Ranking. The Series A Preferred Stock ranks senior to our common stock, with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The Series A Preferred Stock has a liquidation preference of $1,000.00 per share. Holders of the Series A Preferred Stock are entitled to a cumulative dividend at the rate of 7.0% per annum, payable quarterly in arrears, as set forth in the Certificate of Designations. If we do not declare and pay a dividend on the Series A Preferred Stock, the dividend rate will increase by 3.0% to 10.0% per annum until all accrued but unpaid dividends have been paid in full. Dividends are payable in kind through the issuance of additional shares of Series A Preferred Stock for the first four dividend payments following May 6, 2020, and thereafter, in cash or in kind, or a combination of both, at our option.

Conversion. The Series A Preferred Stock is convertible at the option of the holders thereof at any time into shares of our common stock at an initial conversion price of $21.50 per share and an initial conversion rate of 46.5116 shares of our common stock per share of Series A Preferred Stock, subject to certain anti-dilution adjustments described in the Certificate of Designations. At any time after May 6, 2023 (the third anniversary of issuance of the Series A Preferred Stock), if the volume weighted average price of our common stock exceeds $43.00 per share, as may be adjusted pursuant to the Certificate of Designations, for at least 20 trading days in any period of 30 consecutive trading days, at our election, all of the Series A Preferred Stock will be convertible into the relevant number of shares of our common stock.

Voting Rights. Holders of the Series A Preferred Stock are entitled to vote with the holders of our common stock on an as-converted basis. Holders of the Series A Preferred Stock are entitled to a separate class vote with respect to, among other things, amendments to our organizational documents that have an adverse effect on the Series A Preferred Stock, authorizations or issuance of our securities that are senior to, or equal in priority with, the Series A Preferred Stock, increases or decreases in the number of authorized shares of Series A Preferred Stock and issuances of shares of Series A Preferred Stock after May 6, 2020, other than shares issued as in kind dividends with respect to the shares of Series Preferred Stock issued on May 6, 2020.

Until the Investor Parties (as defined in the Investment Agreement) no longer have the right to designate a director for election to our Board of Directors, holders of the Series A Preferred Stock have the exclusive right, voting separately as a class, to elect, appoint or remove the Investor Designee (as defined below) to or from our Board of Directors. See “—Investment Agreement” below.

Redemption. At any time after May 6, 2025 (the fifth anniversary of the issuance of the Series A Preferred Stock), we may redeem some or all of the Series A Preferred Stock for a per share amount in cash equal to: (i) the sum of (x) 100% of the liquidation preference thereof, plus (y) all accrued and unpaid dividends, multiplied by (ii) (A) 105% if the redemption occurs at any time after May 6, 2025 and prior to May 6, 2026, (B) 103% if the redemption occurs at any time after May 6, 2026 and prior to May 6, 2027, and (C) 100% if the redemption occurs at any time after May 6, 2027.

Change of Control. Upon certain change of control events involving us, the holders of the Series A Preferred Stock must either (i) on or before the fifth business day prior to the effective date of such change of control event, convert their shares of Series A Preferred Stock into our common stock at the then-current conversion price or (ii) cause us to redeem their shares of Series A Preferred Stock for an amount in cash equal to 100% of the liquidation preference thereof plus all accrued but unpaid dividends. In the case of either clause (i) or (ii) above, if such change of control occurs on or before May 6, 2025, we will also be required to pay the holders of the Series A Preferred Stock a “make-whole” premium.

Preemptive rights. Except for the right to participate in any issuance of new equity securities by us as set forth in the Investment Agreement, the holders of Series A Preferred Stock shall not have any preemptive rights.

Investment Agreement

The Investment Agreement, dated April 21, 2020, between us and the Investor, provides that, for so long as the Investor Parties (as defined in the Investment Agreement) beneficially own shares of Series A Preferred Stock and/or shares of our common stock that represent, in the aggregate and on an as-converted basis, at least 50% of the shares of our common stock beneficially owned by the Investor Parties, on an as converted basis, as of May 6, 2020, the Investor Parties have the right to designate one director (the “Investor Designee”) to be nominated by our Board of Directors for election to our Board of Directors. Until the Investor Parties no longer have the right to designate a director for election to our Board of Directors, holders of the Series A Preferred Stock have the exclusive right, voting separately as a class, to elect, appoint or remove such Investor Designee to or from our Board of Directors. The Investor Parties shall no longer be entitled to designate an Investor Designee for election to our Board of Directors after the Investor Parties cease to beneficially own shares of Series A Preferred Stock and/or shares of our common stock that represent, in the aggregate and on an as-converted basis, at least 50% of the shares of Series A Preferred Stock beneficially owned by the Investor Parties, on an as converted basis, as of May 6, 2020. Pursuant to the Investment Agreement, we have increased the size of our Board of Directors in order to elect the Investor Designee to our Board of Directors, and have appointed the Investor Designee to our Board of Directors for a term expiring at our 2021 annual meeting of stockholders. The Investment Agreement also provides that we will nominate, at our 2021 annual meeting of stockholders, the Investor Designee for election as a director on our Board of Directors with a term expiring at our 2022 annual meeting of stockholders. Nathaniel Taylor is currently the Investor Designee.

Additionally, the Investor Parties will be subject to certain standstill restrictions, including that the Investor Parties will be restricted from acquiring additional equity securities of the Company if such acquisition would result in beneficial ownership in excess of 15% of the Company’s issued and outstanding common stock, until 90 days after which the Investor Parties have no rights (or have irrevocably waived their rights) to appoint an Investor Designee.

Registration Rights Agreement

On May 6, 2020, we and the Investor entered into the Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which we have agreed to provide to the Investor and each other Holder party thereto from time to time, following a twelve-month lockup period (which period expires as of May 6, 2021), certain customary registration rights with respect to each Holder’s shares of our common stock issued in connection with any future conversion of the Series A Preferred Stock (the “Registrable Securities”) until such Holder’s Registrable Securities have been sold (subject to certain exceptions) or all shares of our common stock held by such Holder, on an as converted basis, constitute less than 1% of the total outstanding shares of our common stock and may be sold in a single day pursuant to, and in accordance with, subsection (k) of Rule 144 under the

Securities Act. This prospectus and the shelf registration statement to which this prospectus forms a part is being filed pursuant to our obligations under the Registration Rights Agreement. The Investor also has the right to request up to three underwritten offerings, or shelf take-downs, equal to at least $75 million per request, pursuant to this prospectus during any 365-day period (subject to certain cut-back priorities) and the Investor has the right to request unlimited non-underwritten shelf take-downs. Additionally, the Registration Rights Agreement grants each Holder customary demand registration rights for a minimum number of Registrable Securities equal to at least $75 million per demand which shall include underwritten offerings (subject to certain cut-back priorities), subject to a cool-off period of at least 90 days after effectiveness of the previous demand registration.

The Registration Rights Agreement also grants each Holder customary “piggyback” registration rights. If we propose to register any shares of our common stock, whether or not for our own account, each Holder will be entitled, subject to certain exceptions, to include its Registrable Securities in the registration, subject to certain cut-back priorities. The Registration Rights Agreement permits us to postpone the filing or use of a registration statement for a certain period (such period, a “Postponement Period”) if the filing or continued use of the registration statement would, in the good faith judgment of our Board of Directors (after consultation with external legal counsel) (i) require us to disclose material non-public information that, in our good faith judgment (after consultation with external legal counsel), we have a bona fide business purpose for not disclosing publicly or (ii) materially interfere with any material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction involving us or any of our subsidiaries then under consideration. There will not be more than one Postponement Period in any 180-day period and no single Postponement Period will exceed 90 days.

Annual Stockholder Meetings

Our Bylaws provide that annual stockholder meetings will be held at a date, time, and place, if any, as exclusively selected by our Board of Directors. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws and Certain Provisions of Delaware Law

The provisions of our Certificate of Incorporation and Bylaws and of the DGCL, summarized in the preceding and following paragraphs may have an anti-takeover effect and could impact the following transactions: acquisition by means of a tender offer; acquisition by means of a proxy contest or otherwise; and removal of incumbent directors. It is possible that these provisions could make it more difficult to complete or could deter, delay, or prevent transactions that stockholders may otherwise consider to be in their best interests or in the best interests of the company, including transactions that might result in a premium over the market price for shares of our common stock.

Board of Directors. Effective following our annual meeting of stockholders held in 2019, our Certificate of Incorporation provides for the phased-in elimination of the classified nature of our Board of Directors. The directors standing for election after such effectiveness will be elected for one-year terms and subject to annual elections. Accordingly, our Board of Directors will no longer be classified under Section 141(d) of the DGCL commencing with our annual meeting of stockholders to be held in 2022. Our Certificate of Incorporation provides that the number of directors will be between two and 15 and the authorized number of directors may be changed only by resolution of our Board of Directors. Our Certificate of Incorporation also provides that, subject to any rights of holders of preferred stock and except as otherwise provided by law, any vacancy on our Board of Directors, including a vacancy resulting from an increase in the size of our Board of Directors, may be filled only by vote of a majority of our directors then in office. Although the classified nature of our Board of Directors will be eliminated in phases through our annual meeting of stockholders to be held in 2022, it could have the interim effect of delaying or discouraging an acquisition of us or a change in our Board of Directors or management.

Special Meetings of Stockholders. Our Certificate of Incorporation provides that, subject to the rights of holders of preferred stock and the requirements of applicable law, a special meeting of stockholders may be called only by or at the direction of our Board of Directors pursuant to a resolution adopted by a majority of our Board of Directors. Stockholders are not permitted to call a special meeting.

No Stockholder Action by Written Consent. Our Certificate of Incorporation provides that stockholder action may be taken only at an annual meeting or special meeting of stockholders and may not be taken by written consent in lieu of a meeting.

Removal of Directors. Our Certificate of Incorporation provides that, subject to any rights of holders of preferred stock, until the election of directors at our annual meeting of stockholders to be held in 2022, directors may be removed only for cause upon the affirmative vote of holders of at least a majority of the votes to which all the stockholders would be entitled to cast in any election of directors. After such time, directors may be removed with or without cause upon the affirmative vote of holders of at least a majority of the votes that all the stockholders of the Company would be entitled to cast in any election of directors.

Stockholder Advance Notice Procedure. Our Bylaws establish advance notice procedures for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders. The Bylaws provide that any stockholder wishing to nominate persons for election as directors at, or bring other business before, an annual meeting must deliver to our Corporate Secretary a written notice of the stockholder’s intention to do so. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the company. To be timely, the stockholder’s notice must be delivered to our Corporate Secretary at our principal executive offices neither fewer than 90 days nor more than 120 days before the first anniversary date of the annual meeting for the preceding year; provided, however, that in the event that the annual meeting is set for a date that is more than 30 days before or more than 70 days after the first anniversary date of the preceding year’s annual meeting, the stockholder’s notice must be delivered to our Corporate Secretary at our principal executive offices neither earlier than 120 days prior to the annual meeting nor later than the later of 90 days prior to the annual meeting and the tenth day following the day on which a public announcement of the date of the annual meeting is first made.

Section 203 of the Delaware General Corporation Law. We are governed by Section 203 of the DGCL. Section 203, with specified exceptions, prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation at the time the transaction commenced, excluding for purposes of determining the outstanding voting stock, but not the outstanding voting stock owned by the interested stockholder, those shares owned (i) by persons who are directors and also officers and (ii) pursuant to employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plans will be tendered in a tender or exchange offer; or

•

at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the DGCL defines a “business combination” to include the following:

•

any merger or consolidation of the corporation or any direct or indirect majority-owned subsidiary of the corporation with the interested stockholder, or with any other corporation, partnership, unincorporated association, or other entity if the merger or consolidation is caused by the interested stockholder and certain other conditions are met;

•	any sale, lease, exchange, mortgage, transfer, pledge, or other disposition of 10% or more of the assets of the corporation involving the interested stockholder, subject to certain conditions;

•

subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation or by any direct or indirect majority-owned subsidiary of the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation or any direct or indirect majority-owned subsidiary of the corporation that has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series of the corporation or any such subsidiary beneficially owned by the interested stockholder; and

•

any receipt by the interested stockholder of the benefit, directly or indirectly and subject to certain conditions, of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation.

An “interested stockholder” is defined as any entity or person who, together with any affiliates and associates, owns, or within the previous three years owned, 15% or more of the outstanding voting stock of the corporation.

Limitations on Liability and Indemnification

Our Certificate of Incorporation contains a provision permitted under the DGCL relating to the liability of directors. This provision eliminates a director’s personal liability to the fullest extent permitted by the DGCL for monetary damages resulting from a breach of fiduciary duty; provided that this provision will not eliminate or limit a director’s liability for:

•	any breach of the director’s duty of loyalty;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

•	Section 174 of the DGCL (unlawful dividends); or

•	any transaction from which the director derives an improper personal benefit.

The principal effect of the limitation on liability provision is that a stockholder will be unable to prosecute an action for monetary damages against a director unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the DGCL. This provision, however, should not limit or eliminate our rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. This provision will not alter a director’s liability under federal securities laws.

The inclusion of this provision in our Certificate of Incorporation may discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Our Bylaws provide that we are required to indemnify our directors and officers, to the fullest extent permitted by law, for all judgments, fines, settlements, legal fees, and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with us or another entity that the director or officer serves at our request, subject to various conditions and exceptions, and to advance funds to our directors and officers to enable them to defend against those proceedings.

We have entered into an indemnification agreement with certain of our directors. The indemnification agreements provide our directors with contractual rights to the indemnification and expense advancement rights provided under our Bylaws, as well as contractual rights to additional indemnification as provided in the indemnification agreements.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against those liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

Business Opportunities

The Certificate of Designations provides that we, on our behalf and on behalf of our subsidiaries, renounce and waive any interest or expectancy in, or in being offered an opportunity to participate in, business opportunities, that are from time to time presented to the Investor Parties, or their respective officers, directors, agents, stockholders, members, partners, affiliates, or subsidiaries, even if the opportunity is one that we or our subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. None of the Investor Parties or their respective officers, directors, agents, stockholders, members, partners, affiliates, or subsidiaries will generally be liable to us or any of our subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to us or our subsidiaries unless, in the case of any such person who is a director or officer of the Company, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of the company. Any person purchasing or otherwise acquiring any interest in any shares of our capital stock shall be deemed to have notice of and consented to these provisions of our Certificate of Designations.

Choice of Forum

Our Certificate of Incorporation provides that, unless we consent in writing to an alternate forum, the Court of Chancery of the State of Delaware will be the exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed to us or our stockholders by any of our directors, officers, employees, agents or stockholders, (iii) any action asserting a claim against us or any of our directors, officers, employees, agents or stockholders arising pursuant to any provision of the DGCL, the Certificate of Incorporation or the Bylaws, or (iv) any action asserting a claim against us or any of our directors, officers, employees, agents or stockholders governed by the internal affairs doctrine, in each case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to these provisions of our Certificate of Incorporation.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Listing

Our common stock is listed on the NYSE under the symbol “USFD.”

SELLING STOCKHOLDER

On May 6, 2020, we issued and sold to the Investor 500,000 shares of Series A Preferred Stock for an aggregate purchase price of $500 million, or $1,000 per share, pursuant to the Investment Agreement in a private placement exempt from registration under Section 4(2) of the Securities Act. Subsequently, we issued 23,127 shares of Series A Preferred Stock to the Investor as in-kind dividends in accordance with the Certificate of Designations. An aggregate of 523,127 shares of Series A Preferred Stock were subsequently transferred by the Investor to the selling stockholder on February 25, 2021. On March 31, 2021, we issued 9,154 shares of Series A Preferred Stock to the selling stockholder as in-kind dividends in accordance with the Certificate of Designations.

Pursuant to the Certificate of Designations, each holder of the Series A Preferred Stock (a “Holder”) has the right, at such Holder’s option, subject to certain conversion procedures, to convert each share of such Holder’s Series A Preferred Stock at any time into (i) the number of shares of our common stock equal to: (A) the sum of the Liquidation Preference and the Accrued Dividends (each as defined in the Certificate of Designations) with respect to such share of Series A Preferred Stock as of the applicable conversion date, divided by (B) the Conversion Price (as defined in the Certificate of Designations) as of the applicable conversion date, with an initial conversion price of $21.50 per share and an initial conversion rate of 46.5116 shares of our common stock per share of Series A Preferred Stock, plus (ii) cash in lieu of any fractional shares.

The selling stockholder may from time to time offer and sell pursuant to this prospectus any or all of the shares of our common stock issuable upon conversion of the shares of Series A Preferred Stock listed below. We are registering the securities offered by this prospectus on behalf of the selling stockholder pursuant to the Registration Rights Agreement.

The table below sets forth the name of the selling stockholder, the number of shares of our common stock that may be beneficially owned by the selling stockholder, the number of shares of our common stock that may be offered pursuant to this prospectus as well as the number of shares of our common stock that will be held by the selling stockholder after the offering, assuming all of the offered shares are sold. In each case, the number of shares of our common stock shown in the table below is calculated based on an assumed conversion of the current number of shares of Series A Preferred Stock held by the selling stockholder as of the date of this prospectus, at a liquidation preference per share of Series A Preferred Stock of $1,000.00, and a conversion price of $21.50 per share of Series A Preferred Stock, assuming conversion as of a Dividend Record Date (as defined in the Certificate of Designations) and the maximum amount of potential Accrued Dividends. The number of shares of our common stock into which the Series A Preferred Stock is convertible is subject to adjustment under certain circumstances. Accordingly, the number of shares of our common stock issuable upon conversion of the Series A Preferred Stock and beneficially owned and offered by the selling stockholder pursuant to this prospectus may increase or decrease from that set forth in the below table. The percentage of shares of our common stock owned before and after the offering is based on (i) 221,885,572 shares of our common stock outstanding as of April 30, 2021 and (ii) the assumed conversion of all shares of Series A Preferred Stock held by the selling stockholder as of the date of this prospectus supplement into 25,119,854 shares of our common stock. Unless otherwise indicated in the footnotes to this table, we believe that the selling stockholder named in this table has sole voting and investment power with respect to the shares of Series A Preferred Stock and common stock indicated as beneficially owned.

The information set forth below is based on information provided by or on behalf of the selling stockholder prior to the date hereof. Information concerning the selling stockholder may change from time to time. The selling stockholder may from time to time offer and sell any or all of the securities under this prospectus. Because the selling stockholder is not obligated to sell the offered securities, we cannot state with certainty the amount of our securities that the selling stockholder will hold upon consummation of any such sales. In addition, since the date on which the selling stockholder provided this information to us, such selling stockholder may have sold, transferred or otherwise disposed of all or a portion of the offered securities. We are registering the shares to permit the selling stockholder to resell the shares when such stockholder deems appropriate, subject to the restrictions on transfer set forth under the heading “Plan of Distribution.”

	Common Stock
	Shares of Common Stock Beneficially Owned Before Offering		Shares of Common Stock Registered Hereby	Shares of Common Stock Beneficially Owned After Offering(2)
Selling Stockholder	Number	%		Number	%
KKR Fresh Holdings L.P.(1)	25,119,854	10.17%	25,119,854	0	0%

(1)

Represents securities held by KKR Fresh Holdings L.P. KKR Fresh Holdings GP LLC (the general partner of KKR Fresh Holdings L.P.), KKR Fresh Aggregator L.P. (the sole member of KKR Fresh Holdings GP LLC), KKR Fresh Aggregator GP LLC (the general partner of KKR Fresh Aggregator L.P.), KKR Americas Fund XII L.P. (the sole member of KKR Fresh Aggregator GP LLC), KKR Associates Americas XII L.P. (the general partner of KKR Americas Fund XII L.P.), KKR Americas XII Limited (the general partner of KKR Associates Americas XII L.P.), KKR Group Partnership L.P. (the sole shareholder of KKR Americas XII Limited), KKR Group Holdings Corp. (the general partner of KKR Group Partnership L.P.), KKR & Co. Inc. (the sole shareholder of KKR Group Holdings Corp.), KKR Management LLP (the Series I preferred stockholder of KKR & Co. Inc.), and Henry R. Kravis and George R. Roberts (the founding partners of KKR Management LLP) may be deemed to be the beneficial owners having shared voting and investment power with respect to the securities described in this footnote. The principal business address of each of the entities and persons identified in this paragraph, except Mr. Roberts, is c/o Kohlberg Kravis Roberts & Co. L.P., 30 Hudson Yards, New York, NY 10001. The principal business address for Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

We have entered into certain agreements with the Investor that provide the Investor and Holders (including the selling stockholder) with certain rights and privileges, including the right to designate up to one member of our Board of Directors and registration rights with respect to the Registrable Securities. See “Description of Capital Stock—Investment Agreement” and “Description of Capital Stock—Registration Rights Agreement” elsewhere in this prospectus.

(2)

The selling stockholder has not informed us, and we do not know, when or in what amounts the selling stockholder may offer for sale the shares of our common stock pursuant to this offering. The selling stockholder may choose not to sell any of the shares offered by this prospectus. Because the selling stockholder may offer all, some or none of the shares of our common stock that they beneficially own pursuant to this prospectus, and because there are currently no agreements, arrangements or undertakings with respect to the sale of any such shares, we cannot provide any information or estimates as to the number of shares of our common stock that the selling stockholder will hold after completion of sales that may be made pursuant to this prospectus. For purposes of this table, we have assumed that the selling stockholder will have sold all of the shares of our common stock covered by this prospectus.

Information about other selling stockholders, if any, will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement of which this prospectus forms a part, or in filings we make with the SEC under the Exchange Act, that are incorporated by reference herein.

PLAN OF DISTRIBUTION

The selling stockholder may sell the shares of our common stock offered under this prospectus in one or more of the following ways (or in any combination) from time to time:

•	to or through underwriters;

•	in “at the market” offerings within the meaning of Rule 415(a)(4) of the Securities Act to or through market makers or into an existing market for the shares;

•	through agents;

•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through block trades in which the broker-dealer will attempt to sell the shares as an agent but may position and resell a portion of the block as a principal to facilitate the transaction;

•	by purchasers by a broker-dealer as principal and resale by the broker-dealer for its account;

•	in other transactions through brokers or dealers;

•	directly to purchasers, including through a specific bidding, auction, or other process or in privately negotiated transactions;

•	in short sales (including short sales “against the box”);

•	through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;

•	by pledge to secure debts and other obligations;

•	through the distribution by any selling stockholder to its partners, members or shareholders;

•	through offerings of securities exercisable, convertible or exchangeable for shares, including, without limitation, securities issued by trusts, investment companies or other entities; or

•	through any other method permitted by applicable law and described in the relevant prospectus supplement.

Registration of shares of our common stock covered by this prospectus does not mean that those securities necessarily will be offered or sold.

To the extent permitted by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Any prospectus supplement relating to a particular offering of our common stock by the selling stockholder, or any other selling stockholder identified in supplements to this prospectus, may include the following:

•	the name or names of the selling stockholder(s) and the amounts to be sold by them;

•	the terms of the offering;

•	any delayed delivery arrangements;

•	the names of any underwriters, agents, brokers or dealers;

•	the purchase price of the shares of our common stock and the proceeds to be received from the sale;

•	any discounts or commissions and other items constituting underwriters’, brokers’ or agents’ compensation;

•	any options under which the underwriters may purchase additional shares from us and/or the selling stockholder(s);

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	other material terms of the offering.

The selling stockholder may distribute the shares of our common stock from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices relating to such prevailing market prices; or

•	negotiated prices.

If underwriters are used in the sale, such underwriters will acquire the shares of our common stock for their own account. The underwriters may resell the shares of our common stock in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

The shares of our common stock may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the shares of our common stock will be subject to certain conditions. The underwriters will be obligated to purchase all the shares of our common stock offered if any of the shares are purchased.

The selling stockholder may sell the shares of our common stock through agents or dealers designated by us or them. Any agent or dealer involved in the offer or sale of the shares of our common stock for which this prospectus is delivered will be named, and any commissions payable to that agent or dealer by the selling stockholder will be set forth, in the prospectus supplement. The selling stockholder may engage in “at the market” offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. Unless indicated in the prospectus supplement, the agents will agree to use their reasonable efforts to solicit purchases for the period of their appointment and any dealer will purchase the shares of our common stock from the selling stockholder as principal and may resell those shares of our common stock at varying prices to be determined by the dealer.

Underwriters, dealers, or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, dealer or agent, place orders online or through their financial advisors.

Underwriters, dealers, and agents that participate in the distribution of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions, or fees received by them from the selling stockholder and any profit on the resale of the shares of our common stock sold by them may be deemed to be underwriting discounts or commissions under the Securities Act.

We or the selling stockholder may have agreements with the underwriters, dealers, and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers, or agents may be required to make, and to reimburse them for certain expenses.

Certain of the underwriters, broker-dealers or agents who may become involved in the sale of the shares of our common stock may engage in transactions with and perform other services for us and the selling stockholder in the ordinary course of their business for which they receive customary compensation. If at the time of any offering made under this prospectus a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) participating in the offering has a “conflict of interest” as defined in FINRA’s Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

In effecting sales, brokers or dealers engaged by the selling stockholder may arrange for other brokers or dealers to participate. Broker-dealers may receive discounts, concessions or commissions from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Such compensation may be in excess of customary discounts, concessions or commissions. If dealers are utilized in the sale of securities, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required.

In order to facilitate the offering of shares of our common stock, any underwriters or agents, as the case may be, involved in the offering of such shares may engage in transactions that stabilize, maintain, or otherwise affect the price of our common stock. Specifically, the underwriters or agents, as the case may be, may over allot in connection with the offering, creating a short position in our common stock for their own account. In addition, to cover overallotments or to stabilize the price of our common stock, the underwriters or agents, as the case may be, may bid for, and purchase, shares of our common stock in the open market. Finally, in any offering of shares of our common stock through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such shares in the offering if the syndicate repurchases previously distributed shares of our common stock in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of our common stock above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The selling stockholder may solicit offers to purchase shares of our common stock directly from, and they may sell such shares directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our common stock, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our common stock.

The selling stockholder may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase shares of our common stock at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions the selling stockholder pays for solicitation of these contracts.

From time to time, the selling stockholder may pledge, hypothecate or grant a security interest in some or all of the shares of our common stock it owns. The pledgees secured parties or persons to whom such shares have been hypothecated will, upon foreclosure, be deemed to be a selling stockholder. The number of the selling stockholder’s shares of our common stock offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for the selling stockholder’s shares will otherwise remain unchanged. In addition, the selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

The selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares of our common stock in the course of hedging the positions they assume with the selling stockholder, including, without limitation, in connection with distributions of the shares by those broker-dealers. The selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities.

In addition, the selling stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling stockholder or borrowed from the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

The selling stockholder may elect to make a pro rata in-kind distribution of the shares of our common stock to their members, partners or shareholders. In such event, we may file a prospectus supplement to the extent required by law in order to permit the distributees to use the prospectus to resell the shares of our common stock acquired in the distribution. A selling stockholder which is an individual may make gifts of shares of our common stock covered hereby. Such donees may use the prospectus to resell the shares or, if required by law, we may file a prospectus supplement naming such donees.

The selling stockholder is subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. Regulation M may limit the timing of purchases and sales of any of our common stock offered in this prospectus by the selling stockholder. The anti-manipulation rules under the Exchange Act may apply to sales of our common stock in the market and to the activities of the selling stockholder and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities for the shares of our common stock being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities for our common stock.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The selling stockholder may transfer shares of our common stock in ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer. The selling stockholder may also sell any shares of our common stock that qualify for sale pursuant to Rule 144 under the Securities Act.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

The following is a discussion of material U.S. federal income tax consequences relating to the ownership and disposition of shares of our common stock by beneficial owners that acquire it pursuant to an offering by the selling stockholder. This discussion is based on U.S. federal income tax law, including the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (and proposed Treasury Regulations) promulgated under the Code (collectively, the “Regulations”), administrative rulings, and judicial authority, all as in effect as of the date of this prospectus. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of owning or disposing of shares of our common stock, as described in this discussion. No assurance can be given that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax results described in this discussion, and no ruling from the IRS has been, or is expected to be, sought with respect to the U.S. federal tax consequences of the ownership and disposition of shares of our common stock.

This discussion addresses only the tax considerations that are relevant to a holder that holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code. This discussion does not address all of the tax consequences that may be relevant to a particular holder. In particular, it does not address consequences under U.S. federal tax laws other than those pertaining to U.S. federal income tax (such as the U.S. federal estate or gift tax), or any state, local, or foreign tax consequences, of owning or disposing of shares of our common stock. Additionally, this discussion does not address, except as stated below, any of the tax consequences to holders that may be subject to special tax treatment with respect to their ownership or disposition of our common stock, including banks, thrift institutions, real estate investment trusts, regulated investment companies, personal holding companies, tax-exempt organizations, insurance companies, controlled foreign corporations, passive foreign investment companies, persons who are subject to Sections 877 or 877A of the Code; persons who will hold our common stock as part of a straddle, hedging, conversion, stripping, integrated or constructive sale transaction (as such terms are used in the Code); persons whose functional currency is not the U.S. dollar; traders or dealers in securities; persons subject to alternative minimum tax; or the consequences of our stock being a United States real property interest.

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and on the activities of the partnership. Partners in partnerships holding shares of our common stock are encouraged to consult their tax advisors regarding the tax consequences of the partnership’s acquisition of shares of our common stock. This discussion does not address the U.S. federal income tax consequences to partners of such partnerships or to owners of any other entity that holds our common stock.

Each prospective investor should consult its own tax advisor concerning the U.S. federal income and other tax consequences to the investor of the ownership and disposition of our common stock in light of the investor’s particular situation.

Tax Consequences to U.S. Holders

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other business entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state of the United States, or the District of Columbia;

•	an estate, if its income is subject to U.S. federal income tax regardless of its source; and

•

a trust, if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

Distributions on Shares of our Common Stock. In general, the gross amount of any distribution made in respect of shares of our common stock will be includible in a U.S. Holder’s taxable income as ordinary dividend income on the date the U.S. Holder receives the distribution to the extent of our earnings and profits for U.S. federal income tax purposes. Any such dividends paid to corporate U.S. Holders generally will qualify for the dividends-received deduction that is allowed under the Code. Subject to certain exceptions for short-term and hedged positions, the dividends received by an individual U.S. Holder will be subject to taxation at a preferential rate if the dividends are “qualified dividends.” It is expected that dividends paid on shares of our common stock will be “qualified dividends.” Generally, amounts distributed in excess of earnings and profits reduce the U.S. Holder’s basis in the stock, and amounts distributed in excess of the U.S. Holder’s basis result in capital gain. Long-term capital gain realized by an individual U.S. Holder is subject to taxation at a preferential rate.

Disposition of Shares of our Common Stock. In general, a U.S. Holder will realize gain or loss upon the sale or other taxable disposition of shares of our common stock in an amount equal to the difference between (i) the sum of the fair market value of any property and the amount of cash received and (ii) the U.S. Holder’s adjusted tax basis in the shares of our common stock at the time of the disposition. Any such gain or loss should be capital gain or loss and generally will be long-term capital gain or loss if the U.S. Holder has held our common stock for more than one year. Long-term capital gain realized by an individual U.S. Holder is subject to taxation at a preferential rate. The deductibility of capital losses is subject to limitations.

Medicare Tax. A U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts exempt from such tax, is subject to a 3.8% tax on the lesser of (i) the U.S. Holder’s “net investment income” for the relevant taxable year and (ii) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold (which for individuals is between $125,000 and $250,000, depending on the individual’s circumstances). Interest and dividends received (or deemed to be received) by holders of shares of our common stock and capital gains from the sale or other disposition of shares of our common stock generally will constitute net investment income and be subject to the 3.8% tax. U.S. Holders that are individuals, estates, or trusts should consult their tax advisors regarding the applicability of the Medicare tax to them.

Information Reporting and Backup Withholding. Generally, dividends paid with respect to shares of our common stock, tax withheld, if any, and proceeds from the sale or other disposition of shares of our common stock will be reported annually to the IRS and U.S. Holders, unless a U.S. Holder is an exempt recipient. A U.S. Holder may be subject to backup withholding (currently at 24%), unless such U.S. Holder delivers a properly completed IRS Form W-9 certifying such U.S. Holder’s correct taxpayer identification number and certain other information or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. Holder’s U.S. federal income tax liability provided that the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

The term “Non-U.S. Holder” means a beneficial owner of shares of our common stock that, for U.S. federal income tax purposes, is an individual, corporation, estate or trust that is not a U.S. Holder. The rules governing federal income taxation of Non-U.S. Holders are complex. This section is only a summary of such rules. Non-U.S. Holders are urged to consult their tax advisors to determine the impact of federal, state, local, and foreign income tax laws on the ownership of our common stock, including any reporting requirements.

Distributions on Shares of our Common Stock. In general, the gross amount of any distribution made in respect of shares of our common stock will be treated as a dividend to the extent of the Company’s earnings and profits for U.S. federal income tax purposes. Any dividend generally will be subject to U.S. federal withholding tax at a rate of 30% unless either:

•

an applicable income tax treaty reduces or eliminates such tax, and the Non-U.S. Holder claims such treaty benefit by furnishing to the applicable withholding agent a properly completed IRS Form W-8BEN or Form W-8BEN-E evidencing eligibility for that reduced rate; or

•

the dividend is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, and the Non-U.S. Holder provides the applicable withholding agent with a statement to that effect on a properly completed IRS Form W-8ECI.

If the dividend is effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business, the Non-U.S. Holder generally will be required to pay U.S. federal income tax on the dividend at graduated rates, similar to the manner in which U.S. Holders are taxed. In addition, a Non-U.S. Holder treated as a corporation for U.S. federal income tax purposes also may be subject to a 30% (or lower applicable treaty rate) branch profits tax with respect to dividends that are effectively connected with such holder’s U.S. trade or business. If a Non-U.S. Holder is eligible for the benefits of an income tax treaty, dividend income that is effectively connected with such holder’s U.S. trade or business generally will only be subject to U.S. federal income tax if such income is attributable to a permanent establishment (or a fixed base in the case of an individual) maintained by the Non-U.S. Holder in the United States and the Non-U.S. Holder claims such treaty benefit by furnishing to the applicable withholding agent a properly completed IRS Form W-8BEN or Form W-8BEN-E.

Generally, distributions in excess of our earnings and profits constitute a tax-free return of capital to the extent of the Non-U.S. Holder’s basis in the stock, and amounts in excess of basis result in capital gain treated as described below.

Disposition of Shares of our Common Stock. A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon any sale, exchange, or other taxable disposition of shares of our common stock, unless:

•

the gain is effectively connected with such Non-U.S. Holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States); or

•

such Non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year of the sale, exchange, or other disposition and certain other requirements are met.

Unless an applicable income tax treaty provides otherwise, any gain described in the first bullet point immediately above generally will be subject to U.S. federal income tax at graduated rates, similar to the manner in which U.S. Holders are taxed. If the second bullet point immediately above applies, the Non-U.S. Holder generally will be subject to tax at a 30% rate (or lower applicable treaty rate) on the amount by which such holder’s U.S. source capital gains exceed capital losses allocable to U.S. sources, provided that the holder timely files U.S. federal income tax returns with respect to such losses.

Additionally, Non-U.S. Holders that are treated for U.S. federal income tax purposes as corporations and that are engaged in a U.S. trade or business (and, if required by an applicable income tax treaty, have a permanent establishment or fixed base in the United States to which such gain is attributable) also may be subject to branch profits tax at 30% (or lower applicable treaty rate).

Information Reporting and Backup Withholding. Generally, dividends paid with respect to shares of our common stock, tax withheld, if any, and proceeds from the sale or other disposition of shares of our common stock will be reported annually to the IRS and Non-U.S. Holders. Copies of these information returns also may be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty or tax information exchange agreement. In general, a Non-U.S. Holder will not be subject to backup withholding provided the Non-U.S. Holder complies with certain certification procedures (such as providing a valid IRS Form W-8BEN, Form W-8BEN-E, or Form W-8ECI or otherwise establishing an exemption). Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act (FATCA)

Under Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance thereunder (collectively, “FATCA”), a 30% withholding tax generally may be imposed on (1) dividends and (2) gross proceeds from the disposition of stock paid to foreign financial institutions or certain non-U.S. entities (whether such institution or entity is the beneficial owner or an intermediary) that fail to comply with certain certification, withholding, and information reporting requirements, which may include entering into an agreement with the IRS or otherwise satisfying the requirements of an applicable FATCA intergovernmental agreement.

Withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would apply to payments of gross proceeds from the sale or other disposition of our common stock, proposed Treasury Regulations published on December 18, 2018, eliminate FATCA withholding on payments of gross proceeds. Taxpayers generally may rely on the proposed regulations until final regulations are issued. Prospective investors in our common stock are urged to consult their own tax advisors regarding the effect, if any, of FATCA based on their particular circumstances.

THE FOREGOING DISCUSSION IS A SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK UNDER CURRENT LAW AND IS FOR GENERAL INFORMATION ONLY. ALL HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE DISTRIBUTION TO THEM, INCLUDING THE APPLICATION AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS AND THE CONSEQUENCES ARISING UNDER ANY APPLICABLE TAX TREATY.

LEGAL MATTERS

The validity of the shares of our common stock offered by this prospectus will be passed upon for us by Alston & Bird LLP, Atlanta, Georgia. Certain legal matters for the selling stockholder named herein will be passed upon by Simpson Thacher & Bartlett LLP, New York, New York. Certain legal matters will be passed upon for any dealers, agents or underwriters by counsel for such dealers, agents or underwriters identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s most recent Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, which reports (1) express an unqualified opinion on the financial statements and include an explanatory paragraph referring to a change in accounting principle and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting. Those consolidated financial statements have been so incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus from the date we file such document, except for any information superseded by information contained directly in this prospectus. Any reports we file with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus (other than any portions thereof, which under the Exchange Act and applicable SEC rules, are not deemed “filed”):

•

our Annual Report on Form 10-K for the fiscal year ended January  2, 2021 (including those portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 2, 2021 that are incorporated by reference into Part III of such Annual Report on Form 10-K);

•	our Current Reports on Form 8-K filed on February 4, 2021 and March 24, 2021; and

•

the description of our common stock contained in the Registration Statement on Form 8-A filed on May 23, 2016, as amended by the description of our common stock contained in Exhibit 4.7 to our Annual Report on Form 10-K for the fiscal year ended January 2, 2021, and as amended by any subsequent amendment or any report filed for the purpose of updating such description.

If we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information with information contained, incorporated by reference or deemed incorporated by reference in this prospectus, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been incorporated by reference in this prospectus. You should direct requests for those documents to US Foods Holding Corp., 9399 W. Higgins Road, Suite 100, Rosemont, IL 60018 (telephone: (847) 720-8000). Exhibits to any documents incorporated by reference in this prospectus will not be sent, however, unless those exhibits have been specifically referenced in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or document filed as an exhibit to, or incorporated by reference in, the registration statement for a complete description.

We file annual, quarterly, and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on, or accessible through, our corporate website for free via the “Investors” section at https://ir.usfoods.com/investors by selecting “SEC Filings” under “Financial Information.” The information we file with the SEC or contained on or accessible through our corporate website or any other website that we may maintain is not incorporated by reference herein and is not part of this prospectus.

17,425,053 Shares

US FOODS HOLDING CORP.

Common Stock

PROSPECTUS SUPPLEMENT

May 23, 2023